Exhibit 10.1
FOURTH AMENDMENT TO OFFICE LEASE AGREEMENT

THIS FOURTH AMENDMENT TO OFFICE LEASE AGREEMENT (this “Amendment”) is made and entered into as of the latest date set forth beneath the parties’ signatures below (the “Amendment Date”) by and between TMT-CELEBRATION OFFICE CENTER I & II LLC., Florida Limited Liability Company (“Landlord”) and Zevra Therapeutics, Inc., a Foreign Profit Corporation (“Tenant”).

WITNESSETH:

Landlord (as successor to Celebration Office Investors, LLC., a Florida limited liability company) and Tenant are parties to a certain lease dated November 3, 2014 and that certain First Amendment dated April 21, 2015, and that certain Second Amendment dating January 8th, 2016, and that certain Third Amendment dated July 28th, 2016 (collectively the “Lease”);

The Amendment provides for an amendment to the Lease of Suites 103, 104 and 108 containing approximately 17,074 rentable square feet (the “Premises”) located in 1180 Celebration Boulevard, Celebration, FL 34747 (the “Building”).

Landlord and Tenant wish to enter into this Amendment to modify and extend the lease term and agree upon such other matters as set forth below.

NOW, THEREFORE, for and in consideration of the agreements set forth herein, the receipt and sufficiency of which consideration is hereby acknowledged, Landlord and Tenant amend the Lease as follows:

1.Incorporation of Recitals. The above recitals are true and correct and are incorporated herein as if set forth in full.

2.General Provisions. All defined terms in this Amendment shall have the same meaning as in the Lease, except if otherwise noted herein. As amended by this Amendment, all of the terms, covenants, conditions, and agreements of the Lease shall remain in full force and effect. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, this Amendment shall control.

3.Extension of Lease Term. The Lease Term solely for Suite 108, containing approximately 6,302 rentable square feet, is hereby extended for an additional six (6) months commencing on March 1, 2026, and expiring at 11:59 pm/E.T. on August 31, 2026 (the “Expiration Date”). The Lease Term for Suites 103 and 104 shall expire on August 31, 2025 at 11:59pm/E.T. and shall be hereby removed from the definition of “Premises”.

4.Premises & Relocation. Tenant shall continue occupying Suites 103 and 104 from this Amendment Date until August 31, 2025. On or before September 1, 2025 or as otherwise agreed in writing by and between Landlord and Tenant, Tenant shall vacate Suites 103 and 104 and relocate to Suite 108, containing approx. 6,302 rentable square feet, for the remainder of the Lease Term.

5.Tenant’s Acceptance. Tenant accepts the Premises, the Building, and the Common Areas in their “as is” “where is” “with all faults” condition, and Landlord shall not be required to make any improvements to the Premises, the Building, or the Common Areas or provide or pay any improvement allowances or payments to Tenant under the Lease for Tenant’s occupancy of the Premises, and Tenant acknowledges that all construction obligations and allowances and other amounts required to be paid from Landlord to Tenant under the Lease have been performed and paid in full.

6.Fixed Annual Rent. From the Third Amendment Date until the Expiration Date, Tenant shall continue paying Fixed Annual Rent, plus applicable taxes thereon, to Landlord in accordance with the Third Amendment. Tenant shall pay Fixed Annual Rent to Landlord pursuant to the rent chart set forth below, plus applicable taxes, as and when due under this Amendment.

ACTIVE:12521822.4

PERIOD	FIXED ANNUAL RENT MONTHLY PAYMENT

September 1, 2025 – February 28, 2026	$15,185.56
March 1, 2026 – August 31, 2026	$15,655.22

7.Additional Rent. At all times, Tenant shall continue paying to Landlord Tenant’s Proportionate Share of Operating Costs pursuant to their Original Lease Agreement or any amendment that may have modified that agreement, all Additional Rent, and any other sums due under the Lease, as and when due under the Lease.

8.Brokers. Landlord and Tenant represent and warrant that they have neither consulted nor negotiated with any broker or finder as to this Amendment, except Streamline Realty Partners Florida, Inc. (“Landlord’s Broker”) and Cushman & Wakefield (“Tenant’s Broker”). Landlord’s Broker shall be paid any commissions pursuant to the terms of separate written commission agreement between Landlord and Landlord’s Broker. Landlord and Tenant shall indemnify, defend, and save the other harmless from and against any claims for fees or commissions from anyone other than the Landlord’s Broker with whom they have dealt concerning the Premises or this Amendment including attorneys’ fees incurred in the defense of any such claim.

9.Counterparts. This Amendment may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single Amendment. The parties hereto consent and agree that this Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (i) to the extent a party signs this Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Amendment electronically, and (ii) the electronic signatures appearing on this Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

10.Miscellaneous. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, this Amendment shall control. Tenant agrees that it and its partners, officers, directors, employees, agents, consultants, accountants, real estate brokers and sales persons and attorneys shall not disclose the terms of the Lease, this Amendment or any future amendments, without Landlord’s prior written consent, except to any bankers or attorneys or other professional advisors of Tenant, any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce the Lease. This Amendment shall be binding upon and inure to the benefit of the parties to this Amendment, their legal representatives, successors, and permitted assigns. Tenant hereby acknowledges and affirms that, as of the date hereof, the Lease is in full force and effect and, to the best of Tenant’s knowledge, there are no claims, offsets, or breaches of the Lease, or any action or causes of action by Tenant against Landlord directly or indirectly relating to the Lease. The parties agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Amendment. The parties agree that the Lease is in full force and effect and the parties ratify and confirm the terms of the Lease as modified by this Amendment and the Lease is incorporated herein by reference as if fully set forth herein. The Lease, as amended, contains the entire agreement between Landlord and Tenant as to the Premises, and there are no other agreements, oral or written, between Landlord and Tenant relating to the Premises. All prior understandings and agreements between the parties concerning these matters are merged into this Amendment, which alone fully and completely expresses their understanding.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment.

LANDLORD:
TMT-CELEBRATION OFFICE CENTER I & II LLC.
By: /s/ Joseph Maas
Name: Joseph Maas
Title: Chief Operating Officer
Date: September 4, 2025

TENANT:
Zevra Therapeutics, Inc.
By: /s/ R. LaDuane Clifton
Name: R. LaDuane Clifton
Title: Chief Financial Officer
Date: September 4, 2025
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